500 West Main Street
                                                   P.O. Box 1438
                                                   Louisville, KY 40201-1438
                                                   http://humana.com
news release

FOR MORE INFORMATION CONTACT:

Tom Noland
Vice President - Corporate Communications                  HUMANA
(502)-580-3674
E-MAIL:  tnoland@humana.com

Kristi Drablos
Director - Investor Relations
(502)-580-3644
E-MAIL:  kdrablos@humana.com

                    Humana Completes Review of Business Strategy

                    Will exit two unprofitable Medicare markets

                    Will take $132 million third quarter charge

         Management to detail strategy in Boston and New York presentations



         LOUISVILLE, KY, September 15, 1998 - Humana Inc. (NYSE: HUM) announced today that the company has completed a thorough review of its business strategy in light of the termination of its proposed merger with United

HealthCare.  As a result of expected merger synergies that will now not materialize, Humana will exit Sarasota and Treasure Coast, Florida, which are predominantly Medicare product markets; Springfield and Jefferson City,

Missouri, which are predominantly commercial product markets; and one of its largest Medicaid markets.  The company intends to honor its contractual commitments to customers, providers and members in all the affected markets.

Members of Humana's senior management will detail the company's business strategy in presentations to securities analysts and investors in Boston on Sept. 23 and New York on Sept. 24.

                                 - MORE -

                                                   500 West Main Street
                                                   P.O. Box 1438
                                                   Louisville, KY 40201-1438
                                                   http://humana.com

                                 Page 2

news release

        The company also announced that it will take a charge against 1998 third quarter earnings of $132 million ($84 million after tax, or $.50 per diluted share).  Costs for exiting markets and discontinuing products approximate $63 million and include expected losses on insurance contracts,

severance and lease termination costs.  The charge also includes $52 million related to asset write-offs, costs related to the company's contractual relationships with various physician practice management companies and merger dissolution costs.

        "These actions are the result of a thorough analysis of our business by the management and board of Humana in light of our determination to remain an independent public company," said Gregory H. Wolf, Humana's President and

Chief Executive Officer.  "We had anticipated improved performance in certain of our markets from planned initiatives, including the synergies that would have resulted from the proposed merger.  We now believe it is appropriate to exit these markets in a manner consistent with our successful strategy of divesting non-strategic assets."

        The final element of the charge is a one-time $17 million associate incentive for the company's 17,000 employees, excluding officers.

        "Management believes the associate retention program will encourage the continued commitment of Humana associates who have remained focused on achieving our earnings goals," said Mr. Wolf.  "Our success over 30 years as a public company is due in large measure to the skill, resourcefulness and commitment of our associates.  This is the appropriate time for an investment in their future - and the company's - that will contribute substantially to long-term shareholder value."


                                 - MORE -

                                                   500 West Main Street
                                                   P.O. Box 1438
                                                   Louisville, KY 40201-1438
                                                   http://humana.com



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news release

        Humana Inc., headquartered in Louisville, Ky., is one of the nation's largest publicly traded managed health care companies with more than 6.2 million medical members located primarily in 16 states and Puerto Rico.

Humana offers coordinated health care through a variety of plans - health maintenance organizations, preferred provider organizations, point-of-service plans, and administrative service products - to employer groups, government-

sponsored plans and individuals.

        More information about Humana is available at http://www.humana.com.

        This press release contains forward-looking information.  The forward-

looking statements are made pursuant to the safe harbor provisions of the

Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Humana's Annual Report on Form 10-K filed with the Securities and

Exchange Commission for the year ended December 31, 1997.

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